EXHIBIT 99.1

WRITTEN STATEMENT PURSUANT TO 18 U.S.C SECTION 1350

          The undersigned, Alex Razmjoo, the Chief Executive Officer of Procom Technology, Inc. (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that:

(i)	the Report on Form 10-Q of the Company (the “Report”) fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ALEX RAZMJOO

Alex Razmjoo
Chief Executive Officer

Date: March 17, 2003